UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2020

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Digitiliti, Inc.

(Exact name of registrant as specified in its charter)

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MN	000-53235	26-1408538
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

24 Priest Point Drive NE, Marysville, WA 98271

(Address of Principal Executive Offices) (Zip Code)

(612) 615-9334

(Registrant’s telephone number, including area code)

31921 Castlewood Court, Breezy Point, MN 56472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company, under the direction of current management, has interviewed several new candidates to assume the role of CEO and President of Digitiliti, Inc. The Board of Directors held a Special Company Meeting on October 6th, 2020 approving and accepting the Appointment of Kim S. Halvorson as the new CEO and President.

Immediately following the appointment of the new CEO and President, Mark Miller resigned as an Officer of the Company, and resigned all other roles and responsibilities.

The new CEO, Kim S. Halvorson, reinforces that the company's State of Incorporation is Minnesota, and that the previous incorporation in Delaware was legally dissolved and disbanded. The goal of the company is re-establish itself as a compliant entity with OTC Markets and/or the SEC, and the Transfer Agent.

Ms. Halvorson brings 15 years of top level executive experience to the Company; primarily in the fields of Computer Manufacturing, Computer Sales, and Computer Medical Hardware Devices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digitiliti, Inc.

By	/s/Kim Halvorson
Name: Kim Halvorson Title: CEO and President

Date:  December 9, 2020

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